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                                                                    EXHIBIT 10.8

                                LLOYD'S BANK PLC

                      BUSINESS' LOAN AGREEMENT (CORPORATE)
  (TO BE USED ONLY WITH COMPANIES REGULATED IN ENGLAND & WALES OR IN SCOTLAND) We Lloyds Bank Plc of 45 The Broadway, Ealing, London W5 5JU offer you Hugo International Limited (company registered number 2757258 and referred to in this agreement as the "Customer") of 6 Waterside Drive, Langley, Slough, Berkshire a loan on the following terms and conditions and where this agreement includes any optional wording (as noted by a box or an asterisk) the wording marked with an "X" or with a tick or, as appropriate, the wording not deleted shall apply.

SPECIFIC TERMS AND CONDITIONS

THE LOAN

The maximum amount of the loan (excluding any amounts of interest that will be added to the loan if the agreement provides for this) shall be Pound
Sterling 400,000.00. This amount is to be used for Purchase of Pro-Comm and may be borrowed in:

              x      one amount

              [] several amounts of not less that Pound Sterling each (although the last amount drawn may be smaller)
on or before 10 April, 1999 or such later date as the Bank may agree. Any amount which has not been borrowed by the agreed date will be cancelled. The proceeds of the loan will be credited to:

              x      the Customer's current account no. 2121516

              []     the Customer's loan account(s) no.

              []     the account(s) no.                     of
                     at
Unless the Bank agrees otherwise, no drawing may be made until all the PRECONDITIONS set out below have been satisfied.

PRECONDITIONS AND SECURITY

Unless received by the Bank prior to the date on which this agreement is signed by the Bank, the Bank is to receive in form and substance acceptable to the Bank the security (if any) listed in the

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Security Schedule to this agreement together with such evidence as the Bank may require to confirm the value of such security and to confirm that such security is fully effective, and the documents, evidence or other requirements of the preconditions (if any) set out in the Preconditions Schedule to this agreement.

FEES AND COSTS

The Customer shall pay any costs and expenses incurred by the Bank in assessing the loan, in the preparation of this agreement and in the preparation, valuation, taking or release of any guarantee or security at any time given in connection with this agreement. In particular the following charges shall be paid to the Bank by the Customer on demand by the Bank. These charges are to be paid even if the loan is not drawn down.

         Security Costs Pound Sterling 515.00 (estimated) Valuation Fee Pound Sterling 200.00 (estimated)

(Estimated costs/fees have been calculated on the basis of the Bank's experience with similar transactions. The actual amount charged to the Customer may be more or less than the above estimated figure(s).)

An arrangement fee is also payable. This fee shall be paid to the Bank by the Customer as follows:

         Pound Sterling N/L promptly following the Customer's acceptance of this agreement, and Pound Sterling 4000.00 on the date of the first drawing under this agreement.

As mentioned in clauses 3 & 6 of the General Terms and Conditions of this agreement, other costs to the Customer may arise in connection with the loan.

INTEREST

The rate of interest payable on the loan will be:

              x Base Rate plus 2 1/2% per annum, currently 8 % per annum in total.

              []     Managed Rate, currently    % per month

              []     ++ Managed Rate, currently    % per month, but until the
                     first anniversary of the date of the first drawing under this agreement the rate shall be reduced by 0.25% per month unless an Event of Default occurs.

              []     + Fixed Rate      % per annum
                     * for the term of the loan/*until       ( the Review
                     Date")/.

              []         % per annum above the fixed rate (inclusive of
                     liquidity costs - see clause 3.2 of the General Terms and Conditions of this agreement) quoted

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                     by the Bank's Treasury Division at or about the time of
                     drawdown * for the term of the loan/* until          (the
                     "Review Date")/.

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                                    REPAYMENT

The loan is repayable by 48 consecutive monthly instalments representing principal and interest commencing thirteen months after drawdown.

The Customer shall make twelve consecutive monthly payments of interest only commencing one month after drawdown.

The amount of the said instalments and payments will vary with changes in the interest rate and the number of the days in the month.


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(i)      References in this agreement to *"Base Rate" means the Bank's *Base
         Rate from time to time. This rate will be displayed in the branch of the Bank where the Customer's account is held and may be varied (either up or down) by the Bank at any time.

(ii) If a fixed rate is specified above as being applicable to the loan for less than the terms of the loan, the rate of interest payable on the loan from the Review Date will (unless at any time otherwise agreed) be:

         []       Base Rate plus      % per annum, currently    % per annum in
                  total.

         []       Managed Rate, currently     % per month.

(iii)    Interest shall be:         []  paid by the Customer

                                    x   added to the loan

                                    []  paid by the Customer until
         and then added to the loan *one month(s) after the date of the first drawing, at *monthly* intervals thereafter/

         and on the date of the final repayment of the loan.

(iv) If the Customer fails to pay any amount payable under this agreement when due the rate of interest may be increased in accordance with clause 6.3 of the General Terms and Conditions of this agreement.

EARLY REPAYMENT FEES

As mentioned in clause 2 of the General Terms and Conditions of this agreement, the loan may be repaid early. On the date of each early repayment the Customer shall pay to the Bank a fee equal to:

[]           days' interest on the amount then being repaid.

[]           % of the amount then being repaid.

[]       Pound Sterling

If a fixed rate of interest applies to the loan, further costs to the Customer (as set out in clause 2 of the General Terms and Conditions of this agreement) may arise in connection with any early repayment of the loan.

PERIOD OF OFFER

This agreement shall come into effect only if the Bank receives from the Customer and finds in order a signed copy of this agreement on or before 10 April 1999.

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GENERAL TERMS AND CONDITIONS

USE OF LOAN PROCEEDS

1.1. Unless the loan is only for working capital or general business purposes, each amount borrowed shall be held in trust for the Bank until used for the purpose stated in specific Terms and Conditions of this agreement.

REPAYMENT

2.1. The Customer will repay the loan on the dates, and in the manner set out in the Specific Terms and Conditions of this agreement.

2.2. Unless interest on the loan is then being calculated at a margin over a fixed rate of interest quoted by the Bank's Treasury Division, the Customer may at any time after giving at least 7 day's notice to the Bank make early repayment of all or any part of the loan but no amount repaid early may be borrowed again. Each early repayment of part of the loan must be of at least Pound Sterling2,000 and will be applied to reduce subsequent repayments proportionately unless the Customer gives notice to the Bank to apply the early repayment to then latest scheduled repayment installment(s) so as to reduce the term of the loan.

2.3. At any time interest on the loan is being calculated at a margin over a fixed rate of interest quoted by the Bank's Treasury Division, the Customer may at any time after giving at least 7 days' notice to the Bank make early repayment of all (but not part) of the loan. The loan may not be borrowed again once it has been repaid.

2.4. Should a fixed rate of interest apply to the loan and the Customer not drawdown the loan on the date at any time agreed or, for any reason, repay or be required to repay the loan or any part of the loan other than in accordance with the terms of clause 2.1 above, the Customer shall, in addition to any fee that may be specified in the Specific Terms and Conditions of this agreement, pay to the Bank immediately on demand any cost or loss to the Bank which in the Bank's opinion results from such action. Such cost or loss will include, but will not be limited to:

         (a) any loss or expense sustained or incurred by the Bank in repaying or re-employing deposits acquired by the Bank at a fixed rate of interest in order to make or maintain the loan, and

         (b) any loss or expense sustained or incurred by the Bank in respect of any agreement it has entered into to compensate for the potential cost to the Bank of on-lending at a fixed rate of interest deposits acquired by the Bank at a variable rate of interest in order to make or maintain the loan, including any loss or expense sustained or incurred by the Bank:

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                  (i)      in fulfilling or terminating any obligation it may
                           have under any such agreement; and

                  (ii) in entering into and fulfilling any obligation it may have under any other agreement it may enter into to offset the cost of continuing such first agreement.

2.5. If the sixth repayment option set out in the Specific Terms and Conditions of this agreement is to apply:

         (a) the Bank may (but is under no obligation) at any time after giving the customer at least 7 days' notice vary the repayment installment amount to take account of any change in the rate of interest applicable to the loan, and

         (b) the Bank may, if changes in the rate of interest applicable to the loan are not taken into account by variations in the repayment installment amount or if for any reason whatsoever any amount remains owing to the Bank on the anticipated final repayment date, require the Customer to continue the repayment installments until such time as all amounts owing under and in connection with this agreement have been repaid in full.

INCREASED COSTS AND CHANGES IN CIRCUMSTANCES

3.1. In running its business the Bank and any holding company of the Bank each has to comply with certain regulations and requirements laid down by the bank of England and other official organisations or bodies as well as the law generally. The rate of interest quoted in the Specific Terms and Conditions of this agreement has been set in the light of how this affects the cost (to the Bank and any such holding company) of the Bank making the loan available at the time the Bank signed this agreement. If, as a result of any new laws, regulations or requirements or any changes in existing ones, the cost to the Bank or any such holding company of the Bank agreeing to make or of making the loan available is increased the Bank may increase the rate of interest charged on the loan to compensate for that extra cost.

3.2. If the rate of interest specified in the Specific Terms and Conditions of this agreement is stated as including liquidity costs, it includes the cost to the Bank of complying with the monetary control requirements of the Bank of England existing at the time the Bank signed this agreement. Whilst in such circumstances it would be the Bank's intention to apply a fixed rate of interest until the Review Date or (if a fixed rate of interest is to apply for the term of the loan) for the term of the loan, liquidity costs may vary from time to time and any variation in liquidity costs may result in a change in the rate of interest payable on the loan. The Bank will determine the liquidity costs on each date interest on the loan is due to be paid by the Customer and, if in the Bank's opinion there is then a material difference (either up or down) in liquidity costs it will promptly advise the Customer of the new rate of interest then to apply to the loan.

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3.3.     If at any time the currency in which the loan is denominated is due to be or has been converted into the euro or any other currency as a result of a change in law or by agreement between the bank and the Customer then:

         (a) the Bank may in its sole discretion determine and shall notify the Customer in writing of the currency or currency unit in which amounts payable under this agreement shall be paid. After the expiry of 7 days from the date of such notice all payments falling due under this agreement shall be made in such currency or currency unit, and

         (b)      (i)      the Bank may by giving not less than 21 days written
                           notice to the Customer change any of the terms applying to the loan but only to the extent that the Bank reasonably considers any such change necessary to take account of differences in market practice or to compensate for increases in costs to the Bank or to any holding company of the Bank arising from or related to such conversion or arising from or related to the introduction of monetary union within the European Union. Any such change shall amend the terms of this agreement upon expiry of such period of notice, and

                  (ii) at any time within 21 days of receipt of the Bank's notice the Customer may make early repayment of all (but not part) of the loan without incurring any early repayment fee that might otherwise be payable. Such repayment shall otherwise be in accordance with the terms of clauses 2 and 3.3(a) above.

REPRESENTATIONS

4.1.     The Customer represents that:

         (a) all action required or necessary to authorize its execution of this agreement and the performance of its obligations under and in connection with this agreement has been taken and neither the execution of this agreement nor the performance of the Customer's obligations will constitute or result in any breach of any agreement, law, requirement or regulation.

         (b) no material litigation, administrative or judicial proceedings are presently pending or threatened against the Customer or any of its subsidiaries.

         (c) there has been no material adverse change in the financial condition of the Customer or any of its subsidiaries since the date of the financial statement received by the Bank prior to the date on which this agreement is signed by the Bank, and

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         (d)      no Event of Default (as described in clause 6.1 of this
                  agreement) has occurred and is continuing and no circumstance has occurred which, with the giving of notice or the passing of time, could become or cause an Event of Default.

4.2. The Customer shall be deemed to repeat the above representations on each day (with reference to the facts and circumstances then existing) prior to drawdown of the loan and thereafter until all amounts payable to the Bank under this agreement have been paid.

UNDERTAKINGS

Prior to drawdown of the loan and thereafter until all amounts payable to the Bank under this agreement have been paid:

5.1.     neither the Customer nor any of its subsidiaries shall:

         (a) without the Bank's consent create or allow to be in place any mortgage, charge or other security interest or encumbrance over the whole or any part of its business or any of the property, income or other assets of its business or enter into any transaction which in the Bank's opinion has a similar effect, or factor or assign any debts, or

         (b) sell, lease or otherwise dispose or attempt to dispose of the whole or any part of its business or any of the property, income or other assets of its business other than for a full and fair value, or

         (c)      change the nature of its business as it is now conducted, and

5.2. the Customer shall promptly provide the Bank with copies of any financial information that the Bank may from time to time reasonably request, including:

         (a) copies of its financial statement within 150 days of the end of each financial year of the Customer, and

         (b) copies of its periodic management accounts at such intervals as the Bank may require in a form acceptable to the Bank within 30 days of the end of the period to which they relate. The Bank may at its option require such management accounts to incorporate an age-analysis of debtors, a schedule of all tenancies (if any) of any property security existing at the date of the accounts, and/or a breakdown of stock in trade, and

5.3. the Customer and each of its subsidiaries shall maintain with reputable underwriters or insurance companies adequate insurance on and over its respective business and assets, such insurance to be against such risks and to the extent usual for persons carrying on a business such as that carried on by the Customer or, as the case may be, by the relevant subsidiary and, from time to time upon the request of the Bank, the Customer shall furnish the Bank with evidence of such insurance, and

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5.4.     unless any specific requirement is set out in any Additional Terms and
         Conditions added to this agreement (which requirement shall take precedence over this clause) the Customer agrees to reduce the loan (in accordance with the terms of clause 2 above) or to provide the Bank with additional security acceptable to the Bank if the ratio of the loan to the value of the security given to the Bank is at any time higher than that applicable on the date this agreement was signed by the Bank and agrees to provide such evidence as the Bank may from time to time require to confirm the value of such security and to confirm that the security remains fully effective.

DEFAULT AND TERMINATION

6.1. The events listed in (a) to (j) below are called "Events of Default". As soon as an Event of Default happens or at any time thereafter, by giving notice to the Customer, the Bank may cancel any obligations it has to lend money to the Customer and may also make the loan become repayable on demand. When the loan is repayable on demand, the Customer must repay the loan to the Bank together with all interest which has accrued on the loan as soon as the Bank requests the Customer to pay these amounts. The Bank may do this at the time the loan becomes repayable on demand or at any later time.

         EVENTS OF DEFAULT

         (a) the Customer fails to pay when due any indebtedness owed by the Customer to the Bank or fails to comply with any other obligation under or condition of this agreement,

         (b) the Customer fails to pay when due any indebtedness owed by it to another creditor or any creditor of the Customer changes (or obtains the right to change) the original date on which that indebtedness is or was due to be paid to an earlier date as a result of the Customer's failure to comply with obligations in connection with that indebtedness,

         (c) any representation or statement made by the Customer to the Bank, whether or not in connection with this agreement, proves to have been incorrect or inaccurate when made or deemed made,

         (d) any person with a legal claim takes possession or a receiver, custodian, trustee, liquidator or similar official is appointed of the whole or any part of the Customer's business or of any of the Customer's assets or a petition is presented for the making of an administration order or a judgment, decree or diligence is made or granted against the Customer.

         (e) a petition is presented or an order is made or a resolution is passed for the winding up of the Customer or the Customer is or becomes insolvent or stops or threatens to stop payment of its debts generally or is deemed by law unable to pay its debts or the directors of the Customer convene a meeting of shareholders or creditors



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
                  with a view to winding up or the Customer makes or seeks to make any other arrangement or composition with its creditors.

         (f) the Customer ceases or threatens to cease to carry on its business in the normal course or fails to maintain or breaches any franchise, licence or right necessary to conduct its business or breaches any legislation relating to its business, including but not limited to any applicable environmental protection laws,

         (g) the persons who now control the Customer cease to have control of the Customer,

         (h) any guarantee, other security or other document or arrangement relied upon by the Bank in connection with the loan ceases to be continuing or ceases to remain fully effective if the Bank reasonably believes that the effectiveness of any such document or arrangements is in doubt or if any provision of such document or arrangement is not complied with for any reason.

         (i) any of the above events occur or a similar circumstance arises in relation to any parent or subsidiary of the Customer or any guarantor of or other provider of security for the loan or, if any individual provides any guarantee or other security for the loan, a petition is presented for a bankruptcy order against any such individual or an application is made in connection with a proposal to creditors for a voluntary arrangement by any such individual or any such individual dies or becomes incapable of managing his or her affairs by reason of mental disorder, or

         (j) the Customer fails to disclose to the Bank any important information that is relevant to the loan or the security required or the Customer undertakes or is subject to any action or occurrence which the Bank reasonably believes could place at risk the payment of any amount owing to the Bank.

6.2. If any Event of Default happens or anything happens that might lead to an Event of Default, the Customer shall inform the Bank immediately.

6.3. If any amount payable in respect of this agreement is not paid when due (including any amount payable under this clause 6) the Customer shall pay interest on that amount at the default rate from the date on which the amount was due until it is paid to the Bank. Interest, if unpaid, shall be added to the amount in default at monthly intervals. The default rate shall be the rate determined by the Bank to be 3% per annum higher than the rate of interest specified in the Specific Terms and Conditions of this agreement that would normally apply.

6.4. The Customer shall indemnify the Bank against any costs incurred or losses sustained by the Bank as the result of any Event of Default happening or any failure by the Customer to pay any amount demanded by the Bank as a result of an Event of Default.

6.5. The Customer shall also pay any costs and expenses incurred by the Bank in enforcing or perfecting any security for the loan and in enforcing or preserving its rights under this agreement.

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OTHER

7.1. This agreement shall be construed and have effect in accordance with the applicable law and is subject to the jurisdiction of the Courts in the jurisdiction of the applicable law. The applicable law will be the laws of England and Wales or the laws of Scotland; it will be the governing law of the country in which the branch or office of the Bank given at the heading of this agreement is situated on the date this agreement is signed by the Bank. The Bank may take action against the Customer in any other jurisdiction where proceedings may be lawfully commenced.

7.2. If at any time the Bank delays exercising any of the rights it has under this agreement or exercises only part of those rights it will still have the right to exercise all or any of those or any other rights at any later time.

7.3. If any drawing of the loan or if any payment becomes due from the Customer on a day which is not a business day then the amount concerned will be drawn or, as the case may be, will become payable on the next business day. A business day is a day other than a Saturday or a Sunday on which banks in the jurisdiction of the applicable law are open for normal business.

7.4. The bank may use any credit balance there may be on any of the Customer's accounts towards payment of any amounts owed by the Customer to the Bank under this agreement without notifying the Customer beforehand whether such credit balances are in sterling or any other currency or are deposited for fixed or determinable periods.

7.5. Unless otherwise agreed by the Bank the Customer shall at all times during the term of this agreement keep a current account with the Bank and all amounts from time to time due to the Bank under this agreement may be debited to that account. The Customer shall keep enough money in the current account (or ensure that there are sufficient funds available within any agreed overdraft) to meet all such payments as they become due.

7.6. Any security given to the Bank (whether given before the date on which this agreement is signed by the Bank or at any time in the future and whether or not specified in this agreement) shall, unless otherwise agreed by the Bank, be security not only for the loan but also for all other moneys and liabilities whether certain or contingent at any time due, owing or incurred to the Bank by the Customer.

7.7. Members of the Lloyds TSB group may transfer information regarding the Customer among themselves and to their auditors for the time being but not further or otherwise without the Customer's prior written consent unless such information is in the public domain or unless required by law so to do.

7.8. This agreement and all communications from the Customer to the Bank in connection with this agreement and the loan (all of which are to be sent in writing to the Bank) shall be signed on behalf of the Customer in accordance with the mandate given by the Customer to the Bank.

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

7.9. Any change to this agreement that is not permitted in this agreement must be made in writing and be signed by both the Bank and the Customer.

7.10. The Specific Terms and Conditions and General Terms and Conditions of this agreement together with any Additional Terms and Conditions attached to this agreement shall be read and construed as one agreement.

7.11.    References in this agreement to:

         (a) the "Bank" means and includes Lloyds Bank Plc and its successors and assigns,

         (b) "control" shall have the meaning given to it in Section 840 of the Income and Corporation Taxes Act 1988 or any amendment to or restatement of that Act for the time being in force,

         (c) "financial statement" means at any particular time the latest consolidated balance sheet and profit and loss account (being audited or signed by an independent accountant if so required by law or by the Bank at any time and being prepared on the same basis and in accordance with the same accounting principles as the latest such balance sheet and profit and loss account received by the Bank prior to the date on which this agreement is signed by the Bank) of the Customer and its subsidiaries together with the notes to both,

         (d) "loan" means, at any particular time, the total amount which may be borrowed by the Customer under this agreement or, if appropriate, the total amount which has been debited to the loan account and remains outstanding at such time,

         (e) "month" means calendar month except that, when the rate of interest is quoted as "per month," it means one twelfth (1/12th) of a year, and

         (f) "parent" and "subsidiary" shall have respectively the meaning given to 'parent undertaking' and 'subsidiary undertaking' in
                  Section 258 of the Companies Act 1985 or any amendment to or restatement of that Act for the time being in force.

                                Security Schedule

An unlimited Debenture dated 16 February 1996.

Guarantee of Pound Sterling500,000 from David William Foden, together with First Mortgage over 2938 Nine Mile Road, Finchampstead from David William Foden, First Mortgage over 301 Chapter Road, London NW2 from William and Irene May Foden, Second Mortgage over 39 Heathermount Drive, Crowthorne, Berks from David William and Gillian Leslie Foden.

An Assignment of the proceeds of a keyman insurance policy number 65B88X59 with Rothchilds and in respect of David William Foden.

The Customer acknowledges receipt of a copy of this agreement and, in consideration of the Bank agreeing to grant the loan, agrees to the Specific Terms and Conditions and to the General Terms and Conditions set out above and to the attached Additional Terms and Conditions (Forms numbered
 ...............................). The Customer also acknowledges that this agreement comprises all the terms currently applicable to the loan and that no representation, warranty or undertaking has been made by the Bank in connection with the loan which is not set out in this agreement and, in deciding to enter into this agreement and to proceed with any transaction or project for which the loan has been sought, has not received or relied upon any advice given by the Bank.

Signed for and on behalf of the Customer             Signed for and on behalf of the Bank by

D. W. Foden (name)

/s/ D. W. Foden (signature)                          /s/ Unknown Name
---------------                                      ----------------
Director                                             Manager

and by

G. L. Foden (name)

/s/ G. L. Foden (signature)                          Date March 11, 1999
---------------
Secretary

Date


                                      -14-